Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT effective as of the last date on the signature block, to the Custody Agreement dated as of September 14, 2023, as amended (the “Agreement”), is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a fund and fee schedule to the Agreement; and
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1.The Exhibit for Ramirez Asset Management, attached hereto, is hereby added in its entirety to the Agreement.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ADVISOR MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Exhibit for Ramirez Asset Management
to the
Advisor Managed Portfolios Custody Agreement

Name of Series
Ramirez Government Money Market Fund
Ramirez Core Bond Fund

Base Fee for Custody Services

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
____ basis points
Minimum annual fee per fund – $____
Plus portfolio transaction fees

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Portfolio Transaction Fees
$____ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$____ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$____ – Option/SWAPS/future contract written, exercised or expired
$____ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$____ – Physical security transaction
$____ – Check disbursement (waived if U.S. Bancorp is Administrator)
$____ Manual instructions fee. (Additional Per Securities and Cash Transactions)
$____ Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$____ Per Non-USD wire.
$____ Per Non-FX Executed at U.S. Bank
$____ Monthly charge on zero valued securities (Per ISIN)
$____ Per Proxy Vote cast.
$____ Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Securities Lending and Money Market Deposit Account (MMDA)
Negotiable
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$____ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $____ filing fee per class action per account, plus ____% of gross proceeds, up to a maximum per recovery not to exceed $____.
No charge for the initial conversion free receipt.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Overdrafts – charged to the account at prime interest rate plus ____% unless a line of credit is in place.
Third Party lending - Additional fees will apply

Fees are calculated pro rata and billed monthly.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	____	$____	Hungary	____	$____	Portugal	____	$____
Australia	____	$____	Iceland	____	$____	Qatar	____	$____
Austria	____	$____	India	____	$____	Romania	____	$____
Bahrain	____	$____	Indonesia	____	$____	Russia	____	$____
Bangladesh	____	$____	Ireland	____	$____	Saudi Arabia	____	$____
Belgium	____	$____	Israel	____	$____	Serbia	____	$____
Bermuda	____	$____	Italy	____	$____	Singapore	____	$____
Botswana	____	$____	Japan	____	$____	Slovakia	____	$____
Brazil	____	$____	Jordan	____	$____	Slovenia	____	$____
Bulgaria	____	$____	Kenya	____	$____	South Africa	____	$____
Canada	____	$____	Kuwait	____	$____	South Korea	____	$____
Chile	____	$____	Latvia	____	$____	Spain	____	$____
China Connect	____	$____	Lithuania	____	$____	Sri Lanka	____	$____
China (B Shares)	____	$____	Luxembourg	____	$____	Sweden	____	$____
Colombia	____	$____	Malaysia	____	$____	Switzerland	____	$____
Costa Rica	____	$____	Malta	____	$____	Tanzania	____	$____
Croatia	____	$____	Mauritius	____	$____	Taiwan	____	$____
Cyprus	____	$____	Mexico	____	$____	Thailand	____	$____
Czech Republic	____	$____	Morocco	____	$____	Tunisia	____	$____
Denmark	____	$____	Namibia	____	$____	Turkey	____	$____
Egypt	____	$____	Netherlands	____	$____	UAE	____	$____
Estonia	____	$____	New Zealand	____	$____	Uganda	____	$____
Euroclear (Eurobonds)	____	$____	Nigeria	____	$____	Ukraine	____	$____
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	____	$____	United Kingdom	____	$____
Finland	____	$____	Oman	____	$____	Uruguay	____	$____
France	____	$____	Pakistan	____	$____	Vietnam	____	$____
Germany	____	$____	Panama	____	$____	West African Economic Monetary Union (WAEMU)**	____	$____
Ghana	____	$____	Peru	____	$____	Zambia	____	$____
Greece	____	$____	Philippines	____	$____	Zimbabwe	____	$____
Hong Kong	____	$____	Poland	____	$____
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network. **Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.
Global Custody Base Fee
$____ monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions."
Plus: Global Custody Transaction Fees¹
Global Custody transaction fees associate with Sponsor Trades². (See schedule above)
■A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule above)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Global Custody Tax Services:
■$____ per annum - Global Filing
■$____ per annum - U.S. Domestic Filing (Only ADRs)
■Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, SWIFT reporting and message fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■The client may also may be charged certain expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

Fees are calculated pro rata and billed monthly

¹"Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Adviser’s signature below is solely in acknowledgment of the above fee schedule.

Ramirez Asset Management

By: /s/ Samuel A. Ramirez, Jr.
Name: Samuel A. Ramirez, Jr.
Title: President, CEO